Exhibit 21.01


               SUBSIDIARIES OF EXCALIBUR TECHNOLOGIES CORPORATION
                                January 31, 1999

                                                       Jurisdiction of
                                                       Incorporation
                                                       --------------
1.  Excalibur Technologies International, Ltd.         United Kingdom

2.  Excalibur Acquisition Corporation                  Maryland

3.  EXCA Acquisition Corporation                       Delaware